UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

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WESTMORELAND RESOURCE PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34815	77-0695453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Waiver and Amendment No. 3 to the Financing Agreement

On March 1, 2018, Westmoreland Resource Partners, LP (the “Partnership”), its subsidiary, Oxford Mining Company, LLC, as borrower, and certain subsidiary guarantors (collectively, the "Loan Parties") entered into a Waiver and Amendment No. 3 (the “Waiver”) with respect to the Partnership’s Financing Agreement dated December 13, 2014, as amended, with U.S. Bank, National Association, as administrative agent, and the lenders party thereto (the “Financing Agreement”). Pursuant to the Waiver, the lenders agreed to waive any actual or potential default arising out of the Loan Parties' failure to (i) have certain cash management accounts subject to cash management agreements and (ii) deliver an unqualified audit opinion in connection with the audited financial statements of the Loan Parties for fiscal year ended December 31, 2017. The Waiver terminates upon the earliest of (i) 11:59 pm New York time May 15, 2018, (ii) the occurrence of any default not waived pursuant to the Waiver.

The foregoing description of the Waiver is qualified in its entirety by reference to the terms of the Waiver, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits

Exhibit No.	Description

10.1
Waiver and Amendment No. 3 to Financing Agreement dated as of March 1, 2018, by and among Oxford Mining Company, LLC, Westmoreland Resource Partners, LP and each of its other subsidiaries, the lenders party thereto and U.S. Bank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND RESOURCE PARTNERS, LP

Date: March 7, 2018	By:	/s/ Samuel N. Hagreen
Samuel N. Hagreen Corporate Secretary and Associate General Counsel